Exhibit 99.1

Astrotech Corporation 401 Congress, Suite 1650 Austin, Texas 78701 512.485.9530 fax: 512.485.9531 www.astrotechcorp.com
FOR IMMEDIATE RELEASE
ASTROTECH ANNOUNCES RESULTS OF ANNUAL MEETING OF SHAREHOLDERS
Austin, Texas, March 8, 2010 — Astrotech Corporation (NASDAQ: ASTC), a leading provider of commercial aerospace services, today announced the results of the Company’s Annual Meeting of Shareholders held on March 5, 2010.
The shareholders of the Company’s common stock elected six directors to the Company’s Board of Directors. The Board of Directors now consists of Thomas B. Pickens III, General (Ret.) Lance W. Lord, John A. Oliva, William F. Readdy, Mark Adams, and Sha-Chelle Manning. Astrotech shareholders also ratified the appointment of PMB Helin Donovan, LLP as independent registered public accountants for the Company.
“I’d like to thank the shareholders for their continued support and confidence in the Astrotech Corporation Board of Directors, who have worked tirelessly in support of management to enhance shareholder value,” said Thomas B. Pickens III, Chairman and Chief Executive Officer for the Company.
The third proposal, to approve the Astrotech Corporation’s 2010 Stock Incentive Plan, did not receive the necessary votes for approval.
Tabular presentation of the voting results from the Annual Meeting of Shareholders follows the text of this press release.
About Astrotech Corporation
Astrotech Corporation (Nasdaq: ASTC) is a commercial aerospace company that provides spacecraft payload processing and government services, designs and manufactures space hardware, and commercializes space technologies for use on Earth. The Company serves our government and commercial satellite and spacecraft customers with our pre-launch services from our Astrotech Space Operations (ASO) subsidiary and incubates space technology businesses now having formed three companies; the 1st Detect Corporation which is developing a breakthrough mini-mass spectrometer first developed for the International Space Station; Astrogenetix, Inc. which is producing biotech products in space and has recently developed a vaccine candidate for Salmonella; and Airward Corporation which is drawing on its space heritage of sending cargo to space by selling hazardous material containers for the airline industry.
The statements in this document may contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in the company’s Securities & Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.
FOR MORE INFORMATION:
Scott Haywood
Corporate Marketing and Communications
Astrotech Corporation
512-485-9520
shaywood@astrotechcorp.com

Tables Follow
ASTROTECH CORPORATION
Proposal 1 — Election of the individuals nominated to serve as directors of the Company

Director	Votes For	Votes Withheld	Broker Non Votes
Thomas B. Pickens III	10,576,916	830,774	3,353,186
Mark Adams	10,573,829	824,861	3,353,186
Lance W. Lord	10,957,789	440,901	3,353,186
John A. Oliva	10,576,756	821,934	3,353,186
William F. Readdy	10,578,918	819,722	3,353,186
Sha-Chelle Manning	10,572,330	826,360	3,353,186

*	14,751,876 shares or 77.6% of the Company’s Common Stock were present in person or by proxy at the meeting.
Proposal 2 — Ratification of appointment of PMB Helin Donovan, LLP as independent registered public accountants for the Company

For Ratification	Against Ratification	Abstain from Voting	Broker Non Votes
14,202,244	481,764	67,868	0

*	14,751,876 shares or 77.6% of the Company’s Common Stock were present in person or by proxy at the meeting.
Proposal 3 — Approving the Astrotech Corporation’s 2010 Stock Incentive Plan

For Ratification	Against Ratification	Abstain from Voting	Broker Non Votes
4,227,695	7,109,174	61,821	3,353,186

*	14,751,876 shares or 77.6% of the Company’s Common Stock were present in person or by proxy at the meeting.
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